UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 1, 2008
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) The Board of Directors of Furniture Brands International, Inc. (the “Company”) elected Maureen A. McGuire to serve on the Company’s Board of Directors and to serve as a member of the Company’s Governance and Nominating Committee effective December 1, 2008.
There are no arrangements or understandings between Ms. McGuire and any other persons pursuant to which she was elected director, and Ms. McGuire is not a party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. McGuire will participate in the Company’s standard director compensation program, which currently includes a one-time grant for new directors of restricted stock awards with a market value on the date of the grant of $50,000.
A copy of the Company’s press release announcing the election of Ms. McGuire is filed as Exhibit 99.1 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated December 1, 2008, announcing the election of Maureen A. McGuire to the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 4, 2008

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Jon D. Botsford

Name:	Jon D. Botsford
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated December 1, 2008, announcing the election of Maureen A. McGuire to the Board of Directors.